Filed Pursuant to Rule 424(b)(5)
Registration No. 333-284318
PROSPECTUS SUPPLEMENT
(To Prospectus dated January 16, 2025)
TeraWulf Inc.
64,138,534 Shares of Common Stock

This prospectus supplement relates to resale of 64,138,534, which includes 46,871,801 outstanding shares of our common stock, $0.001 par value per share (“Common Stock”), and 17,266,733 shares of our Common Stock issuable upon exercise of warrants (“Warrants”) by the selling stockholders named in this prospectus supplement (the “Selling Stockholders”). We will not receive any of the proceeds from the sale of Common Stock by the Selling Stockholders.
Our Common Stock is listed on The Nasdaq Stock Market LLC (“Nasdaq”) under the symbol “WULF.” On March 13, 2025, the last reported sale price of our Common Stock on Nasdaq was $2.99 per share.
Investing in our Common Stock involves significant risks. See “Risk Factors” beginning on page S-8 of this prospectus supplement.
Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of our Common Stock or determined if this prospectus supplement or the accompanying prospectus is accurate, truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is March 14, 2025.

TABLE OF CONTENTS
Prospectus Supplement
Base Prospectus
S-i

EXPLANATORY NOTE
TeraWulf is filing this prospectus supplement because the previous registration statement dated as of January 19, 2022 under which the subject securities were registered expired on January 19, 2025. Accordingly, no additional shares are being registered for the first time as a result of this re-registration, except for certain shares of (i) Riesling Power LLC, (ii) Bayshore Capital LLC and (iii) Revolve Capital LLC.
S-ii

ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement and the accompanying prospectus relate to an offering of our Common Stock. Before investing in our Common Stock offered by this prospectus supplement, we urge you to carefully read this prospectus supplement and the accompanying prospectus, together with the information incorporated by reference as described under “Where You Can Find More Information” and “Incorporation by Reference” in this prospectus supplement. These documents contain important information that you should consider when making your investment decision.
This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering and also adds to, updates and changes information contained in the accompanying prospectus and the documents incorporated by reference. The second part is the accompanying prospectus, which gives more general information. To the extent the information contained in this prospectus supplement differs from or conflicts with the information contained in the accompanying prospectus or any document incorporated by reference, the information in this prospectus supplement will control. If any statement in one of these documents is inconsistent with a statement in another document having a later date – for example, a document incorporated by reference into this prospectus supplement or the accompanying prospectus – the statement in the document having the later date modifies or supersedes the earlier statement.
In deciding whether or not to invest in our Common Stock, you should rely only on the information contained in, or incorporated by reference into, this prospectus supplement, the accompanying prospectus and any related free writing prospectus that we have authorized for use in connection with this offering. Neither we nor the Agents have authorized anyone to provide you with different information or to make any representation other than those contained in, or incorporated by reference into, this prospectus supplement, the accompanying prospectus and any related free writing prospectus. If anyone provides you with different or inconsistent information or representation, you should not rely on them. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or the solicitation of an offer to buy our Common Stock in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and any related free writing prospectus and the documents incorporated by reference is accurate only as of their respective dates, regardless of the time of delivery of this prospectus supplement, the accompanying prospectus or any related free writing prospectus or any sale of our Common Stock. Our business, financial condition, results of operations and prospects may have changed materially since those dates.
We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into this prospectus supplement or the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our business, financial condition, results of operations or prospects.
Unless the context requires otherwise, references in this prospectus supplement to “TeraWulf,” the “Company,” the “Registrant,” “we,” “us” and “our” refer to TeraWulf Inc. together with its consolidated subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION
We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and are required to file with the SEC annual, quarterly and current reports, proxy statements and other information. Such reports include our audited financial statements. Our publicly available filings can be found on the SEC’s website at www.sec.gov. Our filings, including the audited financial and additional information that we have made public to investors, may also be found on our website at www.terawulf.com. Information on or accessible through our website does not constitute part of this prospectus supplement or the accompanying prospectus (except for SEC reports expressly incorporated by reference herein).
As permitted by SEC rules, this prospectus supplement and the accompanying prospectus do not contain all of the information we have included in the registration statement on Form S-3 we filed with the SEC under the Securities Act of 1933, as amended (the “Securities Act”) and do not contain all the information set forth in the registration statement or the exhibits and schedules thereto. For further information about us and our Common Stock offered by this prospectus supplement, you may refer to such registration statement and the exhibits and schedules thereto. Statements contained in this prospectus supplement and the accompanying prospectus regarding the contents of any contract or any other document to which reference is made are not necessarily complete and, in each instance where a copy of a contract or other document has been filed as an exhibit to the registration statement, reference is made to the copy so filed, each of those statements being qualified in all respects by the reference.

INCORPORATION BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus supplement the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement. Information that we file later with the SEC will automatically update and supersede information in this prospectus supplement. In all cases, you should rely on the later information over different information included in this prospectus supplement. The following documents have been filed by us with the SEC and are incorporated by reference into this prospectus supplement:
•our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 filed with the SEC on March 3, 2025;
•the information specifically incorporated by reference into the Annual Report on Form 10-K for the fiscal year ended December 31, 2023 from our Definitive Proxy Statement on Schedule 14A filed with the SEC on March 20, 2024; and
•our Current Reports on Form 8-K filed on January 2, 2024, January 12, 2024, March 4, 2024, March 5, 2024, March 6, 2024, April 17, 2024, May 23, 2024, July 9, 2024, August 21, 2024, October 3, 2024, October 10, 2024, October 23, 2024, October 24, 2024, October 25, 2024, November 21, 2024, December 23, 2024, December 26, 2024 and February 28, 2025 (in each case, other than information furnished pursuant to Item 2.02 or 7.01 of any such Current Report on Form 8-K).
All reports and other documents that we subsequently file with the SEC (other than any portion of such filings that are furnished under applicable SEC rules rather than filed) pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and before the later of (1) the completion of the offering of our Common Stock pursuant to this prospectus supplement and (2) the date we stop the offering of our Common Stock pursuant to this prospectus supplement, will be deemed to be incorporated by reference into this prospectus supplement and to be part of this prospectus supplement from the date of filing of such reports and documents. The information contained on our website (www.terawulf.com) is not incorporated into this prospectus supplement.
You should not assume that the information in this prospectus supplement or any document incorporated by reference is accurate as of any date other than the date of the applicable document. Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus supplement modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.
You may request a copy of any or all documents referred to above that have been or may be incorporated by reference into this prospectus supplement (excluding certain exhibits to the documents) at no cost, by writing or calling us at the following address or telephone number:
TeraWulf Inc.
Attention: Stefanie Fleischmann, Chief Legal Officer
9 Federal Street
Easton, Maryland 21601
Telephone: (410) 770-9500

FORWARD-LOOKING STATEMENTS
This prospectus supplement contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, which involve risks and uncertainties. All statements other than statements of historical facts contained in this prospectus supplement, including statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, objectives of management, and expected market growth are forward-looking statements. These forward-looking statements are contained principally in the sections entitled “Risk Factors” and “Use of Proceeds.” Without limiting the generality of the preceding sentence, any time we use the words “expects,” “intends,” “will,” “anticipates,” “believes,” “confident,” “continue,” “propose,” “seeks,” “could,” “may,” “should,” “estimates,” “forecasts,” “might,” “goals,” “objectives,” “targets,” “planned,” “projects,” and, in each case, their negative or other various or comparable terminology and similar expressions, we intend to clearly express that the information deals with possible future events and is forward-looking in nature. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. For TeraWulf, particular uncertainties that could cause our actual results to be materially different than those expressed in our forward-looking statements include, without limitation:
•conditions in the cryptocurrency mining industry, including any prolonged substantial reduction in cryptocurrency prices, and specifically, the value of bitcoin, which could cause a decline in the demand for TeraWulf’s services;
•competition among the various providers of data mining services;
•the need to raise additional capital to meet our business requirements in the future, which may be costly or difficult to obtain or may not be obtained (in whole or in part) and, if obtained, could significantly dilute the ownership interests of TeraWulf’s shareholders;
•the ability to implement certain business objectives and the ability to timely and cost-effectively execute integrated projects;
•adverse geopolitical or economic conditions, including a high inflationary environment and the implementation of new tariffs and more restrictive trade regulations;
•security threats or unauthorized or impermissible access to our data centers, our operations or our digital wallet;
•counterparty risk with respect to our digital asset custodian and our mining pool provider;
•employment workforce factors, including the loss of key employees;
•changes in governmental safety, health, environmental and other regulations, which could require significant expenditures;
•liability related to the use of TeraWulf’s services;
•currency exchange rate fluctuations; and
•other risks, uncertainties and factors included or incorporated by reference in this prospectus supplement, including those set forth under “Risk Factors” and those included under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, which is incorporated by reference into this prospectus supplement.
These forward-looking statements reflect our views with respect to future events as of the date of this prospectus supplement and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. These forward-looking statements represent our estimates and assumptions only as of the date of this prospectus supplement and, except as required by law, we undertake no obligation to update or review publicly any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this prospectus supplement. We anticipate that subsequent events and developments will cause our views to change. You should read this prospectus supplement and the accompanying prospectus completely and with the understanding that our actual future results may be materially different from what we expect. Our forward-looking statements do not reflect the potential impact of any future acquisitions, merger, dispositions, joint ventures or investments we may undertake. We qualify all of our forward-looking statements by these cautionary statements.

PROSPECTUS SUPPLEMENT SUMMARY
This summary does not contain all of the information that you should consider before investing in our Common Stock offered by this prospectus supplement. Before making an investment decision, you should carefully read the entire prospectus supplement and the accompanying prospectus, including the “Risk Factors” sections, as well as our financial statements, including the accompanying notes, and the other information incorporated by reference herein and the information in any related free writing prospectus that we may authorize for use in connection with this offering of our Common Stock.
Business Overview
TeraWulf Inc. (“TeraWulf,” the “Company,” “our” or “we”) is a vertically integrated owner and operator of next-generation digital infrastructure, primarily powered by predominantly zero-carbon energy. We develop and operate high-performance data centers optimized for both bitcoin mining and high-performance computing (“HPC”) workloads, leveraging clean, cost-effective, and reliable energy sources to drive long-term sustainability in digital infrastructure.
Our operations are anchored at the Lake Mariner Facility in upstate New York, strategically located on the shores of Lake Ontario (the “Lake Mariner Facility” or “Lake Mariner”). Developed on the site of a decommissioned coal-fired power plant, Lake Mariner is designed for scalable growth, with the capacity to expand up to 500 megawatts (“MW”) in the near term and 750 MW with certain transmission upgrades. This scale, combined with access to low-cost, predominantly zero-carbon power, makes Lake Mariner an attractive site for hyperscale and enterprise customers.
Since our public debut in December 2021, bitcoin mining has been our primary revenue driver. However, we have strategically expanded our focus to include HPC hosting and colocation services, positioning ourselves at the intersection of energy and digital compute infrastructure. A key milestone in this transition occurred on December 23, 2024, when we entered into long-term data center lease agreements with Core42 Holding US LLC (“Core42”), a G42 company specializing in sovereign cloud, AI infrastructure, and digital services, securing 72.5 MW of HPC hosting capacity at Lake Mariner for GPU compute workloads. The lease agreements include an option, exercisable through March 31, 2025, to expand by an additional 135 MW. This marks a significant step forward in our HPC hosting strategy, reinforcing our position in the rapidly growing market for artificial intelligence (AI) and machine learning compute infrastructure.
We primarily operate through two wholly-owned subsidiaries:
•Lake Mariner Data LLC – we operate a fleet of high-performance bitcoin miners – primarily sourced from Bitmain Technologies Limited – to validate transactions on the bitcoin blockchain. As of December 31, 2024, we had an operational self-mining capacity of 195 MW, with an additional 50 MW under construction and expected to come online in the first half of 2025. Our focus remains on optimizing operational efficiencies to reduce costs and maximize bitcoin production.
•Wulf Compute LLC –established in 2024, we have constructed and are continuing to expand our purpose-built infrastructure to provide HPC hosting and colocation services for GPU-based workloads, AI, machine learning, and cloud computing applications. By leveraging our engineering expertise, scalable infrastructure, and cost-efficient power model, we aim to become a premier hosting provider for enterprises requiring high-density compute capacity.
We believe TeraWulf’s dual-purpose digital infrastructure strategy strengthens operational efficiency, diversifies revenue streams, and enhances our position in the evolving digital economy.
For a description of our business, financial condition, results of operations and other important information regarding TeraWulf, we refer you to our filings with the SEC incorporated by reference into this prospectus supplement. For instructions on how to find copies of these documents, see “Where You Can Find More Information.” More information about us is also available through our website at www.terawulf.com.

Corporate Information
TeraWulf was incorporated under the laws of the State of Delaware in February 2021 and commenced trading on Nasdaq under the symbol “WULF” on December 14, 2021. Our principal executive offices are located at 9 Federal Street, Easton, Maryland 21601, and our telephone number is (410) 770-9500. Our website address is www.terawulf.com. The information on our website is not incorporated by reference into this prospectus supplement.

RISK FACTORS
Investing in our Common Stock involves risks. Before purchasing any shares of our Common Stock, you should carefully consider the risks described below and discussed under the section captioned “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024, as well as any amendment, supplement or update to the risk factors reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus supplement, and all of the other information contained in this prospectus supplement and the accompanying prospectus and incorporated by reference into this prospectus supplement and the accompanying prospectus and in any related free writing prospectus that we have authorized for use in connection with this offering. These risks and uncertainties are not the only ones facing us. Additional risks and uncertainties that we are unaware of, or that we currently deem immaterial, also may become important factors that affect us. If any of such risks or the risks described below or in our SEC filings occur, our business, financial condition, results of operations or prospects could be materially and adversely affected. In that case, the trading price of our Common Stock could decline, and you may lose some or all of your investment.

USE OF PROCEEDS
We are registering the resale of the shares of our Common Stock by the Selling Stockholders. We will not receive any of the proceeds from the sale of the shares of our Common Stock offered by this prospectus supplement. The net proceeds from the sale of the shares of our Common Stock offered by this prospectus supplement will be received by the Selling Stockholders.

SELLING STOCKHOLDERS
The shares of our Common Stock being offered by the Selling Stockholders are those set forth below. We are registering the shares of our Common Stock in order to permit the Selling Stockholders to offer the shares of our Common Stock for resale from time to time. Except as otherwise noted below, the Selling Stockholders have not had any material relationship with us within the past three years other than their ownership of the shares of our Common Stock and Warrants.
The table below lists the Selling Stockholders and other information regarding the beneficial ownership of the shares of our Common Stock by each of the Selling Stockholders.
For purposes of this table, we have assumed that the Selling Stockholders will have sold all of the securities covered by this prospectus supplement upon the completion of the offering. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power over securities or the right to acquire such powers within 60 days. Information concerning the Selling Stockholders may change from time to time, and any changed information will be set forth in prospectus supplements or amendments to the registration statement if and when necessary. The Selling Stockholders may offer all, some or none of their Warrants. We cannot advise you as to whether the Selling Stockholders will in fact sell any or all of such securities. In addition, the Selling Stockholders may have sold or transferred, in transactions pursuant to this prospectus supplement or otherwise, some or all of their shares since the date as of which the information is presented in the table below.

	Beneficial Ownership Prior to the Offering		Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus Supplement	Shares Beneficially Owned After the Offering(2)
Name of Selling Stockholder	Number of Shares of Common Stock Beneficially Owned Prior to the Offering	Percentage of Outstanding Common Stock(1)		Number of Shares of Common Stock Beneficially Owned After the Offering	Percentage of Outstanding Common Stock
Riesling Power LLC(2)	21,100,000	5.51%	20,000,000	1,100,000	*
Revolve Capital LLC(3)	19,805,535	5.14%	8,625,171	11,180,364	2.90%
Sunrise Partners Limited Partnership(4)	3,569,290	*	3,371,570	197,720	*
Owl Creek Credit Opportunities Master Fund, L.P.(5)	1,742,212	*	1,742,212	—	*
Thracia, LLC(6)	2,438,819	*	2,438,819	—	*
Mariner Atlantic Multi-Strategy Master Fund, Ltd.(7)	404,822	*	404,822	—	*
Lumyna PSAM Credit Opportunities Fund I, L.P.(8)	560,630	*	560,630	—	*
HN Summit House Credit Opportunities Fund I, L.P.(9)	1,675,121	*	1,675,121	—	*
Lucky Liefern LLC(10)	654,706	*	588,706	66,000	*
Beowulf Electricity & Data Inc.(11)	260,513	*	260,513	—	*
TAF Investments LLC(12)	1,337,000	*	1,205,187	131,813	*
Lake Harriet Holdings, LLC(13)	9,099,071	2.36%	8,189,349	909,722	*
Adam Long(14)	832,089	*	317,460	514,629	*
Ali Jassim(15)	3,128,412	*	634,920	2,493,492	*
Holey Duck, LLC(16)	792,556	*	555,556	237,000	*
Brett Guerin(17)	161,350	*	100,000	61,350	*
Bayshore Capital LLC(18)	19,826,021	5.15%	5,490,239	14,335,782	3.72%
Francisco Lopez(19)	232,823	*	119,048	113,775	*
Kenneth Blatt(20)	716,694	*	396,826	319,868	*
Kevin Obarski(21)	1,685,727	*	634,920	1,050,807	*
Opportunity Four of Parabolic Ventures Holdings LLC A DE Series(22)	6,021,915	1.57%	4,375,000	1,646,915	*
Stammtisch Investments LLC(23)	200,883	*	200,883	—	*
Allin WULF LLC(24)	1,971,778	*	1,971,778	—	*
Alois Rubenbauer(25)	45,000	*	45,000	—	*
NovaWulf Partners Fund New LLC(26)	234,804	*	234,804	—	*
__________________
*Less than 1%
(1)Based on 383,137,722 shares of Common Stock outstanding as of February 26, 2025.
(2)Consists of 21,100,000 shares of Common Stock, including 20,000,000 shares of Common Stock which were issued as consideration for Somerset Operating Company LLC’s willingness to terminate a prior lease agreement and enter into a new lease agreement with Lake Mariner Data LLC, commencing on October 9, 2024. The Paul B. Prager 2020 Revocable Trust (“Prager Revocable Trust”) is the sole member of Riesling Power LLC (“Riesling”). Mr. Prager is the sole trustee of the Prager Revocable Trust and may be deemed to have the power to direct the voting and disposition of the shares of Common Stock beneficially owned by the Prager Revocable Trust. Paul B. Prager is the Chief Executive Officer of the Company and the Chairman of its board of directors. The address of Riesling is 9 Federal Street, Easton, Maryland 21601.
(3)Consists of (i) 17,888,700 shares of Common Stock owned directly by Revolve Capital LLC (“Revolve”), including 158,629 shares of Common Stock issued pursuant to the subscription agreement dated April 11, 2022, 2,157,006 shares of Common Stock issued upon conversion of Revolve’s existing convertible promissory note, 3,134,932 shares of Common Stock issued on February 28, 2023 upon conversion of Revolve’s new convertible promissory note (the “New Convertible Promissory Note Shares”) and 1,587,302 shares of

Common Stock issued in a private placement transaction pursuant to a subscription agreement dated October 6, 2022, (ii) 1,587,302 shares of Common Stock issuable upon exercise of warrants issued in a private placement transaction which closed on October 6, 2022 (the “October Private Placement Warrants”), and (iii) 329,533 shares of Common Stock issuable upon conversion of the Series A Convertible Preferred Stock held directly by Revolve, which includes accumulated cumulative dividends accreted to Revolve’s liquidation preference as of December 31, 2024. Lauren O’Rourke is the sole member and manager of Revolve Capital LLC (“Revolve”) and may be deemed to have voting and dispositive power over such shares of Common Stock owned by Revolve. The address of Revolve is 339 Dorado Beach East, Dorado, Puerto Rico 00646.
(4)Consists of (i) 3,371,570 shares of Common Stock issuable upon exercise of the dollar warrants issued pursuant to that certain warrant agreement, dated March 1, 2023 (the “Lender Dollar Warrants”) and (ii) 197,720 shares of Common Stock issuable upon conversion of the Series A Convertible Preferred Stock held directly by Sunrise Partners Limited Partnership (“Sunrise Partners”), which includes accumulated cumulative dividends accreted to Sunrise Partners’s liquidation preference as of December 31, 2024. Paloma Partners Management Company (“PPMC”) is the investment adviser to Sunrise Partners. Donald Sussman controls PPMC and Josh Hertz is a portfolio manager for PPMC with respect to the shares held by Sunrise Partners, and therefore they have shared voting and investment power over such securities. Each of Mr. Sussman and Mr. Hertz disclaim beneficial ownership of such securities except to the extent of their pecuniary interests therein, if any. The registered address for Sunrise Partners is c/o Maples Corporate Services Limited, P.O. Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands.
(5)Consists of 1,742,212 shares of Common Stock issuable upon the exercise of Lender Dollar Warrants. Owl Creek GP, LLC is the general partner of Owl Creek Asset Management, L.P., the investment manager to Owl Creek Credit Opportunities Master Fund, L.P. Jeffrey Altman is the managing member of Owl Creek GP, LLC and in that capacity has discretionary authority to vote and dispose of the shares held by Owl Creek Credit Opportunities Master Fund, L.P. and may be deemed to be the beneficial owner of such shares. The business address of Owl Creek GP, LLC is 640 Fifth Ave, Floor 20, New York, New York 10019.
(6)Consists of 2,438,819 shares of Common Stock issuable upon the exercise of Lender Dollar Warrants. P. Schoenfeld Asset Management LP (“PSAM”) is the investment manager of Thracia, LLC. Peter Schoenfeld is the Chief Executive Officer of PSAM. PSAM and Peter Schoenfeld have voting and investment power over the shares held directly by Thracia, LLC. Each of PSAM and Peter Schoenfeld disclaim beneficial ownership of the securities reported herein except to the extent of their pecuniary interest therein. The business address of Thracia, LLC is c/o P. Schoenfeld Asset Management LP, 1350 Avenue of the Americas, 21st Floor, New York, NY 10019.
(7)Consists of 404,822 shares of Common Stock issuable upon the exercise of Lender Dollar Warrants. Mariner Investment Group LLC has voting and investment power over the shares held by Mariner Atlantic Multi-Strategy Master Fund, Ltd. and may be deemed to be the beneficial owner of these shares. The business address of Mariner Atlantic Multi-Strategy Master Fund, Ltd. is 500 Mamaroneck Avenue, Suite 405, Harrison, New York 10528.
(8)Consists of 560,630 shares of Common Stock issuable upon the exercise of Lender Dollar Warrants. P. Schoenfeld Asset Management LP (“PSAM”) is the investment manager of Lumyna - PSAM Credit Opportunities Fund. Peter Schoenfeld is the Chief Executive Officer of PSAM. PSAM and Peter Schoenfeld have voting and investment power over the shares held directly by Lumyna - PSAM Credit Opportunities Fund. Each of PSAM and Peter Schoenfeld disclaim beneficial ownership of the securities reported herein except to the extent of their pecuniary interest therein. The business address of Lumyna - PSAM Credit Opportunities Fund is c/o P. Schoenfeld Asset Management LP, 1350 Avenue of the Americas, 21st Floor, New York, NY 10019.
(9)Consists of (i) 561,929 shares of Common Stock issuable upon the exercise of Lender Dollar Warrants and (ii) 1,113,192 shares of Common Stock issued upon the exercise of the penny warrants pursuant to that certain warrant agreement, dated March 1, 2023 (“Lender Penny Warrants”). Summit House Capital Management, LLC has voting and investment power over the shares held by HN Summit House Credit Opportunities Fund I, L.P. and may be deemed to be the beneficial owner of such shares. The business address of HN Summit House Credit Opportunities Fund I, L.P. is 8235 Douglas Avenue, Suite 395, Dallas, TX 75225.
(10)Consists of (i) 271,447 shares of Common Stock purchased by Lucky Liefern LLC (“Lucky Liefern”) in a private placement on March 15, 2022, (ii) 317,259 shares of Common Stock purchased by Lucky Liefern in a private placement on April 11, 2022, and (iii) 66,000 shares of Common Stock purchased by Lucky Liefern on the open market. Paul B. Prager is the manager of Lucky Liefern, and therefore has sole voting and investment power over such securities. Paul B. Prager is the Chief Executive Officer of the Company and the Chairman of its board of directors. The business address of Lucky Liefern is 9 Federal Street, Easton, Maryland, 21601.
(11)Consists of 260,513 shares of Common Stock issued to Beowulf Electricity & Data Inc. (“Beowulf E&D”) pursuant to the Services Agreement. Paul B. Prager is the sole shareholder and president of Beowulf E&D, and therefore has sole voting and investment power over such securities. The business address of Beowulf E&D is 5 Federal Street, Easton, Maryland, 21601.
(12)Consists of (i) 803,458 shares of Common Stock issued upon the exercise of Lender Penny Warrants, (ii) 401,729 shares of Common Stock issued upon the exercise of Lender Dollar Warrants, and (iii) 131,813 shares of Common Stock issuable upon conversion of the Series A Convertible Preferred Stock held directly by TAF Investments LLC (“TAF Investments”), which includes accumulated cumulative dividends accreted to TAF Investments’s liquidation preference as of December 31, 2024. Michael Abbate has discretionary authority to vote and dispose of the shares held by TAF Investments and may be deemed to be the beneficial owner of such shares. The address of TAF Investments is P.O. Box 1487, Amagansett, NY 11930.
(13)Consists of (i) 441,163 shares of Common Stock issuable upon the exercise of Lender Dollar Warrants, (iv) 1,388,889 shares of Common Stock issuable upon exercise of October Private Placement Warrants and (iii) 7,269,019 shares of Common Stock. Nazar Khan is the sole manager of Lake Harriet Holdings, LLC (“Lake Harriet”) and, as a result, may be deemed to be the beneficial owner of such shares. Nazar Khan is the Chief Operating Officer and the Chief Technology Officer of the Company and a member of its board of directors. The address of Lake Harriet is 4149 Dupont Ave S, Minneapolis, MN 55409.
(14)Consists of (i) 158,730 shares of Common Stock issuable upon exercise of October Private Placement Warrants and (ii) 673,359 shares of Common Stock, including 158,730 shares of Common Stock issued in a private placement transaction pursuant to a subscription agreement dated October 6, 2022. Adam Long is a U.S. citizen. The business address of Adam Long is 411 Dorado Beach East, Dorado, Puerto Rico, 00646.
(15)Consists of (i) 198,412 shares of Common Stock issuable upon exercise of October Private Placement Warrants and (ii) 2,930,000 shares of Common Stock, including 317,460 shares of Common Stock issued in a private placement transaction pursuant to a subscription agreement dated October 6, 2022 and 119,048 shares of Common Stock issued upon exercise of October Private Placement Warrants. Ali Jassim is a U.S. citizen. The business address of Mr. Jassim is 53 Calle Palmeras, Suite 601, San Juan, Puerto Rico 00901.
(16)Consists of (i) 277,778 shares of Common Stock issuable upon exercise of October Private Placement Warrants and (ii) 514,778 shares of Common Stock, including 277,778 shares of Common Stock issued in a private placement transaction pursuant to a subscription agreement dated October 6, 2022. Brandon Adcock is the manager of Holey Duck, LLC, and therefore has shared voting and investment power over such securities. The business address of Holey Duck, LLC is 141 Great Oaks Lane, Charlotte, North Carolina, 28270.
(17)Consists of 161,350 shares of Common Stock, including 50,000 shares of Common Stock issued in a private placement transaction pursuant to a subscription agreement dated October 6, 2022 and 50,000 shares of Common Stock issued upon exercise of October Private Placement Warrants. Brett Guerin is a U.S. citizen. The business address of Mr. Guerin is P.O. Box 837, Rincon, Puerto Rico, 00677.
(18)Consists of (i) 17,909,186 shares of Common Stock owned directly by Bayshore Capital LLC (“Bayshore”), including 158,629 shares of Common Stock issued pursuant to the subscription agreement dated April 11, 2022, 2,157,006 shares of Common Stock issued upon conversion of Bayshore’s existing convertible promissory note, and 1,587,302 shares of Common Stock issued in a private placement transaction pursuant to a subscription agreement dated October 6, 2022, (ii) 1,587,302 shares of Common Stock issuable upon exercise of warrants issued in a private placement transaction which closed on October 6, 2022 (the “October Private Placement Warrants”), and (iii) 329,533 shares of Common Stock issuable upon conversion of the Series A Convertible Preferred Stock held directly by Bayshore, which includes accumulated cumulative dividends accreted to Bayshore’s liquidation preference as of December 31, 2024. Bryan Pascual is the Chief Executive Officer, President and Secretary of Bayshore, the sole member of which is a trust of which Mr. Pascual is the sole trustee and sole lifetime beneficiary, and therefore has sole investment power over such securities. The business address of Bayshore is 53 Calle Palmeras, Suite 601, San Juan, Puerto Rico, 00901.
(19)Consists of (i) 59,524 shares of Common Stock issuable upon exercise of October Private Placement Warrants and (ii) 173,299 shares of Common Stock, including 59,524 shares of Common Stock issued in a private placement transaction pursuant to a subscription agreement dated October 6, 2022. Francisco Lopez is a U.S. citizen. The business address of Mr. Lopez is Cond Caribe Plaza, Apt. 1402, #35 Ave Munoz Rivera, San Juan, Puerto Rico, 00901.
(20)Consists of (i) 198,413 shares of Common Stock issuable upon exercise of October Private Placement Warrants and (ii) 518,281 shares of Common Stock, including 198,413 shares of Common Stock issued in a private placement transaction pursuant to a subscription agreement dated October 6, 2022. Kenneth Blatt is a U.S. citizen. The business address of Mr. Blatt is 5840 NW 26th Ct., Boca Raton, Florida, 33496.
(21)Consists of (i) 317,460 shares of Common Stock issuable upon exercise of October Private Placement Warrants and (ii) 1,368,267 shares of Common Stock, including 317,460 shares of Common Stock issued in a private placement transaction pursuant to a subscription agreement dated October 6, 2022. Kevin Obarski is a U.S. citizen. The business address of Mr. Obarski is 2150 Park Blvd., San Juan, Puerto Rico, 00913.
(22)Consists of 6,021,915 shares of Common Stock owned directly by Opportunity Four of Parabolic Ventures Holdings LLC A DE Series (“Opportunity Four”), including (i) 2,187,500 shares of Common Stock issued upon exercise of the December Private Placement Warrants held directly by Opportunity Four, and (ii) 2,187,500 December Private Placement Warrant Substitution Shares. It does not include 2,187,500 of the December Private Placement Warrants that lapsed unexercised. Mateo Levy is the managing member of Opportunity Four, and therefore has shared voting and investment power over such securities. The business address of Opportunity Four is 8 The Green Ste 4000, Dover, Delaware 19901.
(23)Consists of 200,883 shares of Common Stock owned directly. Paul B. Prager is the sole manager of Stammtisch Investments LLC, and therefore has sole voting and investment power over such securities. The business address of Stammtisch Investments LLC is 9 Federal Street, Easton, Maryland, 21601.
(24)Consists of (i) 441,163 shares of Common Stock issuable upon the exercise of Lender Dollar Warrants and (ii) 141,726 shares of Common Stock issuable upon the exercise of Lender Penny Warrants and (iii) 1,388,889 shares of Common Stock issuable upon exercise of October Private Placement Warrants. Paul B. Prager is the sole manager of Allin WULF LLC and, as a result, may be deemed to be the beneficial owner of such shares. The address of Allin WULF LLC is 9 Federal Street, Easton, MD 21601.
(25)Consists of 45,000 shares of Common Stock issued upon exercise of October Private Placement Warrants. Alois Rubenbauer is a U.S. citizen. The business address of Mr. Rubenbauer is 7000 NW Bahia Beach Blvd., Rio Grande, Puerto Rico, 00745.
(26)Consists of 234,804 shares of Common Stock issued upon the exercise of Lender Dollar Warrants. NovaWulf Partners Fund New LLC (“NPF New”). Jason New has discretionary authority to vote and dispose of the shares held by NPF New and may be deemed to be the beneficial owner of such shares. The address of NPF New is 1100 Park Avenue, Apt. 4A, New York, NY 10128.

PLAN OF DISTRIBUTION
The shares covered by this prospectus supplement may be offered and sold from time to time by the Selling Stockholders named herein (or by such stockholder’s pledgees, donees, transferees or other successors in interest selling shares received after the date of this prospectus supplement). To the extent required, this prospectus supplement may be amended and supplemented from time to time to describe a specific plan of distribution. The Selling Stockholders named herein will act independently of us in making decisions with respect to the timing, manner and size of each sale. These sales may be made at a fixed price or prices, which may be changed or at prices on Nasdaq and under terms then prevailing or at prices related to the then current market price.

LEGAL MATTERS
Certain legal matters will be passed upon for us by Paul, Weiss, Rifkind, Wharton & Garrison LLP, New York, New York.
EXPERTS
The financial statements of TeraWulf Inc. as of December 31, 2024 and for the year ended December 31, 2024 incorporated by reference in this registration statement, and the effectiveness of TeraWulf Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

PROSPECTUS
TeraWulf Inc.

Common Stock
Preferred Stock
Debt Securities
Depositary Shares
Warrants
Rights
Purchase Contracts
Units

We may offer and sell from time to time shares of our common stock, shares of our preferred stock, debt securities, depositary shares, warrants, rights, purchase contracts or units, or any combination thereof, in one or more offerings in amounts, at prices and on terms that we determine at the time of the offering.
Each time we offer securities pursuant to this prospectus, we will provide a prospectus supplement containing more information about the particular offering together with this prospectus. The prospectus supplement also may add, update or change information contained in this prospectus. This prospectus may not be used to offer and sell securities without a prospectus supplement.
These securities may be sold on a continuous or delayed basis directly to or through agents, dealers or underwriters as designated from time to time, or through a combination of these methods.
Our common stock is traded on the Nasdaq Stock Market LLC under the symbol “WULF.” If we decide to list or seek a quotation for any other securities, the prospectus supplement relating to those securities will disclose the exchange or market on which those securities will be listed or quoted.
Investing in these securities involves significant risks. We strongly recommend that you read carefully the risks we describe in this prospectus as well as in any accompanying prospectus supplement and the risk factors that are incorporated by reference into this prospectus from our filings made with the Securities and Exchange Commission. See “Risk Factors” beginning on page 7 of this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 16, 2025.

TABLE OF CONTENTS
Prospectus
i

ABOUT THIS PROSPECTUS
To understand the terms of the securities offered by this prospectus, you should carefully read this prospectus and any applicable prospectus supplement. You should also read the documents referred to under the heading “Where You Can Find More Information” for information on us and the business conducted by us.
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”), using a “shelf” registration process. Under this shelf registration process, we may offer and sell from time to time shares of our common stock, shares of our preferred stock, debt securities, depositary shares, warrants, rights, purchase contracts or units, or any combination thereof, in one or more offerings in amounts, at prices and on terms that we determine at the time of the offering. This prospectus provides you with a general description of the securities. Each time we offer the securities, we will provide a prospectus supplement that describes the terms of the offering. The prospectus supplement also may add, update or change information contained in this prospectus. Before making an investment decision, you should read carefully both this prospectus and any prospectus supplement together with the documents incorporated by reference into this prospectus as described below under the heading “Incorporation by Reference.”
The registration statement that contains this prospectus, including the exhibits to the registration statement and the information incorporated by reference, provides additional information about us and our securities. That registration statement can be found on the SEC’s website at www.sec.gov.
You should rely only on the information provided in the registration statement, this prospectus and in any prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus or any supplement to this prospectus is accurate at any date other than the date indicated on the cover page of these documents. We are not making an offer to sell the securities in any jurisdiction where the offer or sale is not permitted.
We may sell the securities to or through underwriters, dealers or agents or directly to purchasers. The securities may be sold for U.S. dollars, foreign-denominated currency, currency units or composite currencies. Amounts payable with respect to any securities may be payable in U.S. dollars or foreign-denominated currency, currency units or composite currencies as specified in the applicable prospectus supplement. We and our agents reserve the sole right to accept or reject in whole or in part any proposed purchase of the securities. The prospectus supplement, which we will provide each time we offer the securities, will set forth the names of any underwriters, dealers or agents involved in the sale of the securities, and any related fee, commission or discount arrangements. See “Plan of Distribution.”
The prospectus supplement may also contain information about any material U.S. federal income tax considerations relating to the securities covered by the prospectus supplement.
In this prospectus, the terms “TeraWulf,” “we,” “us” and “our” refer to TeraWulf Inc.

WHERE YOU CAN FIND MORE INFORMATION
As required by the Securities Act of 1933, as amended (the “Securities Act”), we filed a registration statement relating to the securities offered by this prospectus with the SEC. This prospectus is a part of that registration statement, which includes additional information.
We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are required to file with the SEC annual, quarterly and current reports, proxy statements and other information. Such reports include our audited financial statements. Our publicly available filings can be found on the SEC’s website at www.sec.gov. Our filings, including the audited financial and additional information that we have made public to investors, may also be found on our website at www.terawulf.com. Information on or accessible through our website does not constitute part of this prospectus (except for SEC reports expressly incorporated by reference herein).
As permitted by SEC rules, this prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement, exhibits and schedules for more information about us and the securities. The registration statement, exhibits and schedules are available through the SEC’s website.

INCORPORATION BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that we file later with the SEC will automatically update and supersede information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or the prospectus supplement. The following documents have been filed by us with the SEC and are incorporated by reference into this prospectus:
•our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 (filed on March 20, 2024), including portions of our Proxy Statement for the 2024 annual meeting of stockholders (filed on March 20, 2024) to the extent specifically incorporated by reference therein;
•our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024, June 30, 2024 and September 30, 2024 (filed on May 13, 2024, August 13, 2024 and November 12, 2024, respectively); and
•our Current Reports on Form 8-K filed on January 2, 2024, January 12, 2024, March 4, 2024, March 5, 2024, March 6, 2024, April 17, 2024, May 23, 2024, July 9, 2024, August 21, 2024, October 3, 2024, October 10, 2024, October 23, 2024, October 24, 2024, October 25, 2024, November 21, 2024, December 23, 2024 and December 26, 2024 (in each case, other than information furnished pursuant to Item 2.02 or 7.01 of any such Current Report on Form 8-K).
All reports and other documents that we subsequently file with the SEC (other than any portion of such filings that are furnished under applicable SEC rules rather than filed) pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the later of (1) the completion of the offering of the securities described in this prospectus and any prospectus supplement and (2) the date we stop offering securities pursuant to this prospectus and any prospectus supplement, will be deemed to be incorporated by reference into this prospectus and to be part of this prospectus from the date of filing of such reports and documents. The information contained on our website (www.terawulf.com) is not incorporated into this prospectus.
You should not assume that the information in this prospectus, the prospectus supplement, any applicable pricing supplement or any document incorporated by reference is accurate as of any date other than the date of the applicable document. Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
You may request a copy of any or all documents referred to above that have been or may be incorporated by reference into this prospectus (excluding certain exhibits to the documents) at no cost, by writing or calling us at the following address or telephone number:
TeraWulf Inc.
Attention: Stefanie Fleischmann, Chief Legal Officer
9 Federal Street
Easton, Maryland 21601
Telephone: (410) 770-9500

FORWARD-LOOKING STATEMENTS
This prospectus contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, which involve risks and uncertainties. All statements other than statements of historical facts contained in this prospectus, including statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, objectives of management, and expected market growth are forward-looking statements. These forward-looking statements are contained principally in the sections entitled “Risk Factors” and “Use of Proceeds.” Without limiting the generality of the preceding sentence, any time we use the words “expects,” “intends,” “will,” “anticipates,” “believes,” “confident,” “continue,” “propose,” “seeks,” “could,” “may,” “should,” “estimates,” “forecasts,” “might,” “goals,” “objectives,” “targets,” “planned,” “projects,” and, in each case, their negative or other various or comparable terminology, and similar expressions, we intend to clearly express that the information deals with possible future events and is forward-looking in nature. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. For TeraWulf, particular uncertainties that could cause our actual results to be materially different than those expressed in our forward-looking statements include, without limitation:
•conditions in the cryptocurrency mining industry, including any prolonged substantial reduction in cryptocurrency prices, and specifically, the value of bitcoin, which could cause a decline in the demand for TeraWulf’s services;
•the number and value of bitcoin rewards and transaction fees we earn from our bitcoin mining operations;
•future self-mining hash rate capacity;
•timing of receipt and deployment of miners;
•competition among the various providers of data mining services;
•the need to raise additional capital to meet our business requirements in the future, which may be costly or difficult to obtain or may not be obtained (in whole or in part) and, if obtained, could significantly dilute the ownership interests of TeraWulf’s shareholders;
•the ability to implement certain business objectives and the ability to timely and cost-effectively execute integrated projects;
•adverse geopolitical or economic conditions, including a high inflationary environment;
•security threats or unauthorized or impermissible access to our data centers, our operations or our digital wallet;
•counterparty risk with respect to our digital asset custodian and our mining pool provider;
•employment workforce factors, including the loss of key employees;
•changes in governmental safety, health, environmental and other regulations, which could require significant expenditures;
•liability related to the use of TeraWulf’s services;
•currency exchange rate fluctuations; and
•other risks, uncertainties and factors included or incorporated by reference in this prospectus, including those set forth under “Risk Factors” and those included under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, which is incorporated by reference into this prospectus.
These forward-looking statements reflect our views with respect to future events as of the date of this prospectus and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. These forward-looking statements represent our estimates and assumptions only as of the date of this prospectus and, except as required by law, we undertake no obligation to update or review publicly any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this prospectus. We anticipate that subsequent events and developments will cause our views to change. You should read this prospectus and the documents filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect. Our forward-looking statements do not reflect the potential impact of any future acquisitions, merger, dispositions, joint ventures or investments we may undertake. We qualify all of our forward-looking statements by these cautionary statements.

THE COMPANY
TeraWulf Inc. is a premier owner and operator of purpose-built digital infrastructure currently supporting bitcoin mining loads. With a strong commitment to utilizing predominantly zero-carbon energy, we are focused on sustainable, environmentally conscious data center operations in the United States. By leveraging clean, affordable, and reliable energy sources, we aim to drive long-term sustainability within the digital infrastructure sector.
We operate digital infrastructure through our Lake Mariner facility, located in upstate New York (the “Lake Mariner Facility”). Situated on an expansive site along the shores of Lake Ontario, adjacent to a now decommissioned coal-fired power plant, this facility has the capacity to scale up to 500 megawatts (“MW”), and potentially up to 750 MW with certain transmission upgrades. Uniquely optimized for both bitcoin mining and high-performance computing (“HPC”) workloads, the Lake Mariner Facility is well-positioned to meet the growing demand for compute-intensive applications. We believe this dual-purpose strategy enhances operational efficiency and diversifies our revenue streams.
We are primarily engaged in, and all of our revenues are derived from, bitcoin mining for our own account. Our digital asset mining involves solving complex cryptographic algorithms that validate transactions on the bitcoin blockchain—a process known as “mining.” Competing on a global scale, we aim to complete new blocks on the blockchain to secure bitcoin rewards. With a large fleet of high-performance miners, primarily sourced from Bitmain Technologies Limited, we strive to increase bitcoin production while continuously enhancing operational efficiencies to reduce costs. We generate revenue by providing hash computation services to a mining pool operator to mine bitcoin and validate transactions using application-specific integrated circuit computers (“ASIC” or “miners”) owned by us. Beyond block rewards, we also earn transaction fees for confirming blockchain transactions. These earnings are routinely converted into U.S. dollars. Presently, we liquidate the bitcoin mined as part of our routine treasury management processes to acquire U.S. dollars for operational, capital, or other corporate expenses. Our bitcoin holdings are securely stored in a cold storage wallet managed by our custodian, NYDIG Trust Company LLC, a duly chartered New York limited liability trust company.
For a description of our business, financial condition, results of operations and other important information regarding TeraWulf, we refer you to our filings with the SEC incorporated by reference into this prospectus. For instructions on how to find copies of these documents, see “Where You Can Find More Information.” More information about us is also available through our website at www.terawulf.com. The information on our website is not incorporated by reference into this prospectus or any accompanying prospectus supplement (except for SEC reports that are expressly incorporated by reference herein).
Our principal executive offices are located at 9 Federal Street, Easton, Maryland 21601, telephone (410) 770- 9500.

RISK FACTORS
Investing in our securities involves risk. Before you decide whether to purchase any of our securities, you should carefully consider the specific risks discussed in, or incorporated by reference into, the applicable prospectus supplement, together with all the other information contained in the prospectus supplement or incorporated by reference into this prospectus and the applicable prospectus supplement. You should also consider the risks, uncertainties and assumptions discussed under the caption “Risk Factors” included in our Annual Report on Form 10-K for the year ended December 31, 2023 and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2024, which are incorporated by reference into this prospectus. These risk factors may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. For more information, please see “Where You Can Find More Information” and “Incorporation by Reference.” These risks could materially and adversely affect our business, results of operations and financial condition and could result in a partial or complete loss of your investment.

USE OF PROCEEDS
Unless we specify another use in the applicable prospectus supplement, we will use the net proceeds from the sale of the securities offered by us for general corporate purposes, which may include, among other things:
•debt repayment;
•repurchases of shares of our common stock;
•working capital; and/or
•capital expenditures.
We may also use such proceeds to fund acquisitions of businesses, assets or technologies that complement our current business. We may set forth additional information on the use of net proceeds from the sale of the securities we offer under this prospectus in a prospectus supplement related to a specific offering.

DESCRIPTION OF CAPITAL STOCK
General
The following is a summary of information concerning our capital stock, including a summary of certain material terms and provisions of our amended and restated certificate of incorporation and our amended and restated bylaws. You should read these documents in full for complete information on our capital stock. They are included as exhibits to the registration statement of which this prospectus forms a part.
Common Stock
Shares Outstanding. We are authorized to issue up to 600,000,000 shares of common stock, par value $0.001 per share. As of January 14, 2025, we had 383,021,289 shares of common stock issued and outstanding.
Dividends. Subject to prior dividend rights of the holders of any preferred shares, holders of shares of our common stock are entitled to receive dividends when, as and if declared by our board of directors out of funds legally available for that purpose. Delaware law allows a corporation to pay dividends only out of surplus, as determined under Delaware law.
Voting Rights. Except as otherwise required by law or as otherwise provided in any certificate of designation for any series of preferred stock, the holders of our common stock possess all voting power for the election of directors and all other matters requiring stockholder action and will at all times vote together as one class on all matters submitted to a vote of our stockholders. Holders of shares of our common stock are entitled to one vote per share on matters to be voted on by stockholders.
Other Rights. In the event of any liquidation, dissolution or winding up of the Company, after the satisfaction in full of the liquidation preferences of holders of any preferred shares, holders of shares of our common stock are entitled to ratable distribution of the remaining assets available for distribution to stockholders.
Fully Paid. The issued and outstanding shares of our common stock are fully paid and non-assessable. This means the full purchase price for the outstanding shares of our common stock has been paid and the holders of such shares will not be assessed any additional amounts for such shares. Any additional shares of common stock that we may issue in the future will also be fully paid and non-assessable.
Preferred Stock
We are authorized to issue up to 100,000,000 shares of preferred stock from time to time in one or more series and with such rights and preferences as determined by our board of directors with respect to each series. As of the date of this prospectus, we had 9,566 shares of preferred stock issued and outstanding.
Limitation on Liability of Directors and Officers
We are a Delaware corporation. Our amended and restated certificate of incorporation provides that no director is personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except as required by applicable law, as in effect from time to time. Currently, Delaware law requires that liability be imposed only for the following:
•any breach of the director’s duty of loyalty to the Company or our stockholders;
•any act or omission not in good faith or which involved intentional misconduct or a knowing violation of law;
•unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law (the “DGCL”); and
•any transaction from which the director derived an improper personal benefit.

As a result, neither we nor our stockholders have the right, including through stockholders’ derivative suits on our behalf, to recover monetary damages against a director for breach of fiduciary duty as a director, including breaches resulting from grossly negligent behavior, except in the situations described above.
Our amended and restated certificate of incorporation provides that, to the fullest extent permitted by law, we will indemnify any officer or director of the Company in connection with any threatened, pending or completed action, suit or proceeding to which such person is, or is threatened to be made, a party, whether civil or criminal, administrative or investigative, arising out of the fact that the person is or was our director or officer, or served any other enterprise at our request as a director or officer. We will reimburse the expenses, including attorneys’ fees, incurred by a person indemnified by this provision in connection with any proceeding, including in advance of its final disposition, to the fullest extent permitted by law. Amending this provision will not reduce our indemnification obligations relating to actions taken before an amendment.
We maintain insurance for our officers and directors against certain liabilities, including liabilities under the Securities Act, under insurance policies, the premiums of which are paid by us. The effect of these is to indemnify any officer or director of the Company against expenses, judgments, attorney’s fees and other amounts paid in settlements incurred by an officer or director arising from claims against such persons for conduct in their capacities as officers or directors of the Company.
Anti-Takeover Effects of Our Certificate of Incorporation and Bylaws and Delaware Law
Some provisions of our amended and restated certificate of incorporation and amended and restated bylaws and Delaware law could make the following more difficult:
•acquisition of us by means of a tender offer;
•acquisition of us by means of a proxy contest or otherwise; or
•removal of our incumbent officers and directors.
These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection give us the potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us and outweigh the disadvantages of discouraging those proposals because negotiation of them could result in an improvement of their terms.
Size of Board of Directors and Vacancies
Our amended and restated certificate of incorporation provides that our board of directors shall consist of not less than three (3) nor more than ten (10) members, which number is determined by resolution of our board of directors. Directors are elected at each annual meeting of stockholders by the vote of a majority of the shares present. Except for directors elected by the holders of any series of preferred stock, any director or our entire board of directors may be removed from office at any time, with or without cause, but only by the affirmative vote of a majority of the total voting power of the outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class. Newly created directorships resulting from any increase in our authorized number of directors or any vacancies in our board of directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of our board of directors, or by a sole remaining director.
Restriction on Stockholder Action by Written Consent
Except as otherwise provided in any certificate of designation for any series of preferred stock, our amended and restated certificate of incorporation eliminates the right of our stockholders to act by written consent in lieu of a meeting of stockholders. Stockholder action must take place at the annual or a special meeting of our stockholders.

Stockholder Meetings
Under our amended and restated bylaws, special meetings of our stockholders may be called at any time by, and only by, (i) our board of directors, (ii) at any time prior to the first date on which Stammtisch and Stammtisch Affiliates (each as defined therein) cease to beneficially own in the aggregate (directly or indirectly) shares of capital stock entitled to vote generally for the election of our directors representing at least fifteen percent (15%) (as adjusted for stock splits, reverse stock splits and similar transactions) of such shares of capital stock owned by Stammtisch and Stammtisch Affiliates, by the chairperson of our board of directors upon written request by Stammtisch delivered in writing to our board of directors, or (iii) the Secretary upon proper written request given by or on behalf of one or more stockholders who hold at least fifty percent (50%) of the voting power of all outstanding shares of common stock.
Requirements for Advance Notification of Stockholder Nominations and Proposals
Our amended and restated bylaws establish advance notice procedures with respect to stockholder proposals and nomination of candidates for election as directors other than nominations made by or at the direction of our board of directors or a committee of our board of directors.
Delaware Anti-Takeover Law
We are not subject to Section 203 of the DGCL, an anti-takeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three (3) years following the date such person became an interested stockholder, unless the business combination or the transaction in which such person became an interested stockholder is approved in a prescribed manner. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. Generally, an “interested stockholder” is a person that, together with affiliates and associates, owns, or within three years prior to the determination of interested stockholder status did own, 15% or more of a corporation’s voting stock.
No Cumulative Voting
Neither our amended and restated certificate of incorporation nor our amended and restated bylaws provide for cumulative voting in the election of directors.
Forum for Adjudication of Disputes
Our amended and restated certificate of incorporation provides that unless we consent in writing to the selection of an alternative forum, and subject to applicable jurisdictional requirements, the sole and exclusive forum for (1) any derivative action or proceeding brought on behalf of TeraWulf, (2) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, employee, agent or stockholder of TeraWulf to TeraWulf or our stockholders, (3) any action asserting a claim arising pursuant to any provision of the DGCL, the amended and restated certificate of incorporation or the amended and restated bylaws, or (4) any action asserting a claim governed by the internal affairs doctrine shall be the Court of Chancery of the State of Delaware (or, if the Court of Chancery of the State of Delaware lacks jurisdiction over such action or proceeding, then another court of the State of Delaware or, if no court of the State of Delaware has jurisdiction, then the United States District Court for the District of Delaware). Our amended and restated certificate of incorporation also provides that, unless TeraWulf consents in writing to the selection of an alternative forum, the federal district courts of the United States will be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. The exclusive forum provisions set forth in our amended and restated certificate of incorporation do not apply to suits brought to enforce a duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction.
Transfer Agent and Registrar
Our transfer agent and registrar is Equiniti Trust Company.

Listing
Our shares of common stock are listed on The Nasdaq Capital Market under the ticker symbol “WULF.”

DESCRIPTION OF THE DEBT SECURITIES
The following description of the terms of the debt securities sets forth certain general terms and provisions of the debt securities to which any prospectus supplement may relate. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which these general provisions may apply to those debt securities will be described in the prospectus supplement relating to those debt securities. Accordingly, for a description of the terms of a particular issue of debt securities, reference must be made to both the prospectus supplement relating thereto and to the following description.
We may issue debt securities from time to time in one or more series. The debt securities will be general obligations of TeraWulf Inc. The debt securities may be fully and unconditionally guaranteed on a secured or unsecured senior or subordinated basis, jointly and severally, by guarantors, if any. In the event that any series of debt securities will be subordinated to other indebtedness that we have outstanding or may incur, the terms of the subordination will be set forth in the prospectus supplement relating to the subordinated debt securities. Debt securities will be issued under one or more indentures between us and Wilmington Trust Company, National Association, as trustee. The following discussion of certain provisions of the indenture is a summary only and should not be considered a complete description of the terms and provisions of the indenture. Accordingly, the following discussion is qualified in its entirety by reference to the provisions of the indenture, including the definition of certain terms used below. You should refer to the indenture for the complete terms of the debt securities.
General
The debt securities will represent direct, general obligations of TeraWulf Inc. and:
•may rank equally with other unsubordinated debt or may be subordinated to other debt we have or may incur;
•may be issued in one or more series with the same or various maturities;
•may be issued at a price of 100% of their principal amount or at a premium or discount;
•may be issued in registered or bearer form and certificated or uncertificated form; and
•may be represented by one or more global debt securities registered in the name of a designated depositary’s nominee, and if so, beneficial interests in the global note will be shown on and transfers will be made only through records maintained by the designated depositary and its participants.
The aggregate principal amount of debt securities that we may authenticate and deliver is unlimited. Subject to limitations contained in the indenture, we may from time to time, without notice to or the consent of the holders of a series of debt securities, issue additional debt securities of any such series on the same terms and conditions as the debt securities of such series, except for any differences in the issue price and, if applicable, the initial interest accrual date and interest payment date; provided that if the additional debt securities are not fungible with the debt securities of such series for U.S. federal income tax purposes, such additional debt securities will have one or more separate CUSIP numbers. You should refer to the applicable prospectus supplement for the following terms of the debt securities of the series with respect to which that prospectus supplement is being delivered:
•the title of the debt securities of the series (which will distinguish the debt securities of that particular series from the debt securities of any other series) and ranking (including the terms of any subordination provisions);
•the price or prices of the debt securities of the series at which such debt securities will be issued;
•whether the debt securities are entitled to the benefit of any guarantee by any guarantor;

•any limit on the aggregate principal amount of the debt securities of the series that may be authenticated and delivered under the indenture (except for debt securities authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of, other debt securities of the series);
•the date or dates on which the principal and premium with respect to the debt securities of the series are payable;
•the person to whom any interest on a security of the series shall be payable if other than the person in whose name that security is registered at the close of business on the record date;
•the rate or rates (which may be fixed or variable) at which the debt securities of the series will bear interest (if any) or the method of determining such rate or rates (including, but not limited to, any commodity, commodity index, stock exchange index or financial index), the date or dates from which such interest, if any, will accrue, the interest payment dates on which such interest, if any, will be payable or the method by which such dates will be determined, the record dates for the determination of holders thereof to whom such interest is payable (in the case of securities in registered form), and the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;
•the currency or currencies in which debt securities of the series will be denominated and/or in which payment of the principal, premium, if any, and interest of any of the securities shall be payable, if other than U.S. dollars, the place or places, if any, in addition to or instead of the corporate trust office of the trustee (in the case of securities in registered form) where the principal, premium and interest, if any, with respect to debt securities of the series will be payable, where notices and demands to or upon us in respect of the debt securities and the indenture may be delivered, and the method of such payment, if by wire transfer, mail or other means;
•the price or prices at which, the period or periods within which, and the terms and conditions upon which debt securities of the series may be redeemed, in whole or in part, at our option or otherwise;
•whether debt securities of the series are to be issued as securities in registered form or securities in bearer form or both and, if securities in bearer form are to be issued, whether coupons will be attached to them, whether securities in bearer form of the series may be exchanged for securities in registered form of the series, and the circumstances under which and the places at which any such exchanges, if permitted, may be made;
•if any debt securities of the series are to be issued as securities in bearer form or as one or more global securities representing individual securities in bearer form of the series, whether certain provisions for the payment of additional interest or tax redemptions will apply; whether interest with respect to any portion of a temporary bearer security of the series payable with respect to any interest payment date prior to the exchange of such temporary bearer security for definitive securities in bearer form of the series will be paid to any clearing organization with respect to the portion of such temporary bearer security held for its account and, in such event, the terms and conditions (including any certification requirements) upon which any such interest payment received by a clearing organization will be credited to the persons entitled to interest payable on such interest payment date; and the terms upon which a temporary bearer security may be exchanged for one or more definitive securities in bearer form of the series;
•the obligation or right, if any, to redeem, purchase or repay debt securities of the series pursuant to any sinking fund or analogous provisions or at the option of a holder of such debt securities and the price or prices at which, the period or periods within which, and the terms and conditions upon which, debt securities of the series will be redeemed, purchased or repaid, in whole or in part, pursuant to such obligations;
•the terms, if any, upon which the debt securities of the series may be convertible into or exchanged for any issuer’s common stock, preferred stock, depositary shares, other debt securities or warrants for common stock, preferred stock, depositary shares, indebtedness or other securities of any kind and the terms and conditions upon which such conversion or exchange will be effected, including the initial conversion or exchange price or rate, the conversion or exchange period and any other additional provisions;
•if other than minimum denominations of $2,000 or any integral multiple of $1,000 in excess thereof, the denominations in which debt securities of the series will be issuable;
•if the amount of principal, premium or interest with respect to the debt securities of the series may be determined with reference to an index or pursuant to a formula, the manner in which such amounts will be determined;
•if the principal amount payable at the stated maturity of debt securities of the series will not be determinable as of any one or more dates prior to such stated maturity, the amount that will be deemed to be such principal amount as of any such date for any purpose, including the principal amount thereof which will be due and payable upon any maturity other than the stated maturity or which will be deemed to be outstanding as of any such date (or, in any such case, the manner in which such deemed principal amount is to be determined), and if necessary, the manner of determining the equivalent thereof in U.S. dollars;
•any changes or additions to the provisions of the indenture dealing with defeasance;
•if other than the principal amount thereof, the portion of the principal amount of debt securities of the series that will be payable upon declaration of acceleration of the maturity thereof or provable in bankruptcy;
•the terms, if any, of the transfer, mortgage, pledge or assignment as security for the debt securities of the series of any properties, assets, moneys, proceeds, securities or other collateral and any corresponding changes to provisions of the indenture as then in effect;
•any addition to or change in the events of default with respect to the debt securities of the series and any change in the right of the trustee or the holders to declare the principal, premium and interest, if any, with respect to such debt securities due and payable;
•if the debt securities of the series will be issued in whole or in part in the form of a global security, the terms and conditions, if any, upon which such global security may be exchanged in whole or in part for other individual debt securities in definitive registered form, the depositary (as defined in the applicable prospectus supplement) for such global security and the form of any legend or legends to be borne by any such global security in addition to or in lieu of the legend referred to in the indenture;
•any trustee, authenticating or paying agent, transfer agent or registrar or any other agent with respect to the debt securities;
•the applicability of, and any addition to, deletion of or change in, the covenants and definitions then set forth in the indenture or in the terms then set forth in the indenture relating to permitted consolidations, mergers or sales of assets;
•the terms, if any, of any guarantee of the payment of principal, premium and interest with respect to debt securities of the series and any corresponding changes to the provisions of the indenture as then in effect;
•the subordination, if any, of the debt securities of the series pursuant to the indenture and any changes or additions to the provisions of the indenture relating to subordination;
•with regard to debt securities of the series that do not bear interest, the dates for certain required reports to the trustee;
•any provisions granting special rights to holders when a specified event occurs;
•any co-issuer;
•the place or places where the principal of and interest, if any, on the debt securities will be payable, where the debt securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon us in respect of the debt securities and the indenture may be served, and the method of such payment, if by wire transfer, mail or other means; and
•any other terms of the debt securities of the series (which terms will not be prohibited by the provisions of the indenture).
The prospectus supplement will also describe any material U.S. federal income tax consequences or other special considerations applicable to the series of debt securities to which such prospectus supplement relates, including those applicable to:
•securities in bearer form;
•debt securities with respect to which payments of principal, premium or interest are determined with reference to an index or formula (including changes in prices of particular securities, currencies or commodities);
•debt securities with respect to which principal or interest is payable in a foreign or composite currency;
•debt securities that are issued at a discount below their stated principal amount, bearing no interest or interest at a rate that at the time of issuance is below market rates or original issue discount debt securities; and
•variable rate debt securities that are exchangeable for fixed rate debt securities.
Unless otherwise provided in the applicable prospectus supplement, securities in registered form may be transferred or exchanged at the office of the trustee at which its corporate trust business is principally administered in the United States, subject to the limitations provided in the indenture, without the payment of any service charge, other than any tax or governmental charge payable in connection therewith. Securities in bearer form will be transferable only by delivery. Provisions with respect to the exchange of securities in bearer form will be described in the prospectus supplement relating to those securities in bearer form.
All funds that we pay to a paying agent for the payment of principal, premium or interest with respect to any debt securities that remain unclaimed at the end of two years after that principal, premium or interest will have become due and payable will be repaid to us, and the holders of those debt securities or any related coupons will thereafter look only to us for payment thereof.
Global Securities
The debt securities of a series may be issued in whole or in part in the form of one or more global securities. A global security is a debt security that represents, and is denominated in an amount equal to the aggregate principal amount of, all outstanding debt securities of a series, or any portion thereof, in either case having the same terms, including the same original issue date, date or dates on which principal and interest are due, and interest rate or method of determining interest. A global security will be deposited with, or on behalf of, a depositary, which will be identified in the prospectus supplement relating to such debt securities. Global securities may be issued in either registered or bearer form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities represented thereby, a global security may not be transferred except as a whole by the depositary to a nominee of the depositary, by a nominee of the depositary to the depositary or another nominee of the depositary, or by the depositary or any nominee of the depositary to a successor depositary or any nominee of such successor.
The terms of the depositary arrangement with respect to a series of debt securities will be described in the prospectus supplement relating to such debt securities. We anticipate that the following provisions will generally apply to depositary arrangements, in all cases subject to any restrictions or limitations described in the prospectus supplement relating to such debt securities.
Upon the issuance of a global security, the depositary for such global security will credit, on its book entry registration and transfer system, the respective principal amounts of the individual debt securities represented by such global security to the accounts of persons that have accounts with the depositary. Such accounts will be designated by the dealers or underwriters with respect to such debt securities or, if such debt securities are offered and sold directly by us or through one or more agents, by us or such agents. Ownership of beneficial interests in a global security will be limited to participants or persons that hold beneficial interests through participants. Ownership of beneficial interests in such global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary (with respect to interests of participants) or records maintained by participants (with respect to interests of persons other than participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limitations and laws may impair the ability to transfer beneficial interests in a global security.
So long as the depositary for a global security, or its nominee, is the registered owner or holder of such global security, such depositary or nominee, as the case may be, will be considered the sole owner or holder of the individual debt securities represented by such global security for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global security will not be entitled to have any of the individual debt securities represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of any of such debt securities in definitive form and will not be considered the owners or holders thereof under the indenture.
Payments of principal, premium and interest with respect to individual debt securities represented by a global security will be made to the depositary or its nominee, as the case may be, as the registered owner or holder of such global security. Neither we, the trustee, any paying agent or registrar for such debt securities nor any agent of ours or the trustee will have any responsibility or liability for:
•any aspect of the records relating to or payments made by the depositary, its nominee or any participants on account of beneficial interests in the global security or for maintaining, supervising or reviewing any records relating to such beneficial interests;
•the payment to the owners of beneficial interests in the global security of amounts paid to the depositary or its nominee; or
•any other matter relating to the actions and practices of the depositary, its nominee or its participants.
Neither we, the trustee, any paying agent or registrar for such debt securities nor any agent of ours or the trustee will be liable for any delay by the depositary, its nominee or any of its participants in identifying the owners of beneficial interests in the global security, and we and the trustee may conclusively rely on, and will be protected in relying on, instructions from the depositary or its nominee for all purposes.
We expect that the depositary for a series of debt securities or its nominee, upon receipt of any payment of principal, premium or interest with respect to a definitive global security representing any of such debt securities, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global security, as shown on the records of the depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers and registered in “street name.” Such payments will be the responsibility of such participants. See “—Limitations on Issuance of Securities in Bearer Form” below.
If the depositary for a series of debt securities is at any time unwilling, unable or ineligible to continue as depositary, we will appoint a successor depositary. If a successor depositary is not appointed by us within 90 days, we will issue individual debt securities of such series in exchange for the global security representing such series of debt securities. In addition, we may at any time and in our sole discretion determine to no longer have debt securities of a series represented by a global security and, in such event, will issue individual debt securities of such series in exchange for the global security representing such series of debt securities. Furthermore, if we so specify with respect to the debt securities of a series, an owner of a beneficial interest in a global security representing debt securities of such series may, on terms acceptable to us, the trustee and the depositary for such global security, receive individual debt securities of such series in exchange for such beneficial interests. In any such instance, an owner of a beneficial interest in a global security will be entitled to physical delivery of individual debt securities of the series represented by such global security equal in principal amount to such beneficial interest and to have such debt securities registered in its name (if the debt securities are issuable as securities in registered form). Individual debt securities of such series so issued generally will be issued:
•as securities in registered form in minimum denominations, unless otherwise specified by us, of $2,000 and any integral multiples of $1,000 in excess thereof if the debt securities are issuable as securities in registered form;
•as securities in bearer form in the denomination or denominations specified by us if the debt securities are issuable as securities in bearer form; or
•as either securities in registered form or securities in bearer form as described above if the debt securities are issuable in either form.
Limitations on Issuance of Securities in Bearer Form
The debt securities of a series may be issued as securities in registered form (which will be registered as to principal and interest in the register maintained by the registrar for such debt securities) or securities in bearer form (which will be transferable only by delivery). If such debt securities are issuable as securities in bearer form, the applicable prospectus supplement will describe certain special limitations and considerations that will apply to such debt securities.
Certain Covenants
If debt securities are issued, the indenture, as supplemented for a particular series of debt securities, will contain certain covenants for the benefit of the holders of such series of debt securities, which will be applicable (unless waived or amended) so long as any of the debt securities of such series are outstanding, unless stated otherwise in the prospectus supplement. The specific terms of the covenants, and summaries thereof, will be set forth in the prospectus supplement relating to such series of debt securities.
Subordination
Debt securities of a series and any guarantees, may be subordinated, which we refer to as subordinated debt securities, to senior indebtedness (as defined in the applicable prospectus supplement) to the extent set forth in the prospectus supplement relating thereto. To the extent we conduct operations through subsidiaries, the holders of debt securities (whether or not subordinated debt securities) will be structurally subordinated to the creditors of our subsidiaries, except to the extent such subsidiary is a guarantor of such series of debt securities.
Events of Default
Each of the following will constitute an event of default under the form of indenture with respect to any series of debt securities:
•default in payment of the principal amount of the debt securities of that series, when such amount becomes due and payable at maturity, upon acceleration, required redemption or otherwise;
•failure to pay interest on the debt securities of that series within 30 days of the due date;
•failure to comply with the obligations described under “—Mergers and Sales of Assets” below;
•failure to comply for 90 days after notice with any of our other agreements in the debt securities of that series or the indenture or supplemental indenture related to that series of debt securities; or
•certain events of bankruptcy, insolvency or reorganization affecting us.
A prospectus supplement may omit, modify or add to the foregoing events of default.

An event of default under one series of debt securities does not necessarily constitute an event of default under any other series of debt securities. A default under the fourth bullet above will not constitute an event of default until the trustee notifies us or the holders of 30% in principal amount of the outstanding debt securities of such series notify us and the trustee of the default and we do not cure such default within the time specified after receipt of such notice.
If any event of default (other than an event of default relating to certain events of bankruptcy, insolvency or reorganization) occurs and is continuing with respect to a particular series of debt securities, either the trustee or the holders of not less than 30% in aggregate principal amount of the debt securities of that series then outstanding by written notice to us (and to the trustee if such notice is given by the holders), may declare the principal amount of (or in the case of original issue discount debt securities, the portion thereby specified in the terms thereof), and accrued interest on the debt securities of that series to be immediately due and payable. In the case of certain events of bankruptcy, insolvency or reorganization, the principal amount of, and accrued interest on the debt securities of that series will automatically become and be immediately due and payable without any declaration or other act on the part of the trustee or any holders. Upon a declaration by the trustee or the holders, we will be obligated to pay the principal amount plus accrued and unpaid interest of each affected series of debt securities so declared due and payable.
The holders of a majority in aggregate principal amount of the debt securities of any series then outstanding by notice to the trustee under the indenture may on behalf of the holders of all of such series of debt securities waive any existing default or event of default and its consequences under the applicable indenture except a continuing default or event of default in the payment of interest on, or the principal of, the debt securities of such series.
Subject to the provisions of the indenture relating to the duties of the trustee in case an event of default will occur and be continuing, the trustee is under no obligation to exercise any of its rights or powers under the indenture or debt securities at the request or direction of any of the holders of any series of debt securities, unless such holders have offered to the trustee indemnity or security satisfactory to the trustee against any cost, loss, liability or expense. Subject to such provisions for the indemnification of the trustee, the holders of at least a majority in aggregate principal amount of the outstanding debt securities of a series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to such series of debt securities. The trustee, however, may refuse to follow any direction that conflicts with law or the indenture or that the trustee determines is unduly prejudicial to the rights of any other holder of such series of debt securities (it being understood that the trustee does not have an affirmative duty to ascertain whether or not any such direction unduly prejudices the rights of such holders) or that would involve the trustee in personal liability. Prior to taking any action under the indenture, the trustee is entitled to indemnification satisfactory to it in its sole discretion against all costs, losses, liabilities and expenses caused by taking or not taking such action.
Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no holder of debt securities of a series has any right to institute any proceeding with respect to the indenture or debt securities, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless:
•such holder has previously given to the trustee written notice of a continuing event of default with respect to such series of debt securities;
•the holder or holders of at least 30% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holder or holders have offered security or indemnity satisfactory to the trustee against any loss, liability or expense, to the trustee to institute such proceeding as trustee; and
•the trustee has failed to institute such proceeding, and has not received from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series a direction inconsistent with such request, within 60 days after such notice, request and offer.
However, such limitations do not apply to a suit instituted by a holder of a debt security of such series for the enforcement of payment of the principal, premium, if any, or interest on such debt security on or after the applicable due date specified in such debt security.

The indenture provides that if a default with respect to a series of debt securities occurs and is continuing and is actually known to a trust officer of the trustee, the trustee must send to each holder of such debt securities notice of the default within 90 days after it is actually known to a trust officer of the trustee. Except in the case of a default in the payment of the principal or premium, if any, upon acceleration, redemption or otherwise with respect to any debt security of a series when such amount becomes due and payable, the trustee may withhold notice if and so long as a committee of its trust officers in good faith determines that withholding notice is not opposed to the interests of the holders.
The indenture requires us to furnish to the trustee, within 120 days after the end of each fiscal year, a statement by certain of our officers as to whether or not we, to their knowledge, are in default in the performance or observance of any of the terms, provisions and conditions of the indenture and, if so, specifying all such known defaults. We are also required to deliver to the trustee, within 30 days after the occurrence thereof, written notice of any event which would constitute a default; provided, however, that failure to provide such written notice will not in and of itself result in a default under the indenture.
Street name and other indirect holders should consult their banks and brokers for information on their requirements for giving notice or taking other actions upon a default.
Modification and Waiver
Subject to certain exceptions, modifications and amendments of the indenture, any supplemental indenture and any series of debt securities may be made by us and the trustee with the consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series affected by such modification or amendment.
No such modification or amendment may, without the consent of each holder affected thereby:
•reduce the percentage of principal amount of the outstanding debt securities, the consent of whose holders is required for any amendment;
•reduce the principal amount of, or interest on, or extend the stated maturity or interest payment periods of, any debt securities;
•change the provisions applicable to the redemption of any debt securities;
•make any debt securities payable in money or securities other than those stated in the debt securities;
•impair the contractual right of any holder of the debt securities to receive payment of principal of and interest on such holder’s debt securities on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder’s debt securities;
•except as otherwise provided as described under “―Satisfaction and Discharge” and “―Defeasance” herein, release any security or guarantee that may have been granted with respect to any debt securities;
•in the case of any subordinated securities, or coupons appertaining thereto, make any change in the provisions of the indenture relating to subordination that adversely affects the rights of any holder under such provisions (including any contractual subordination of senior unsubordinated debt securities); or
•make any change in the amendment provisions which require each holder’s consent or in the waiver provisions.
Without the consent of any holder, we and the trustee may amend the indenture for one or more of the following purposes:
•to cure any ambiguity, omission, defect or inconsistency;
•to surrender any right or power conferred upon the Company by the indenture, to add to the covenants of the Company such further covenants, restrictions, conditions or provisions for the protection of the holders of all or any series of debt securities as the board of directors of the Company will consider to be for the protection of the holders of such debt securities, and to make the occurrence, or the occurrence and continuance, of a default in respect of any such additional covenants, restrictions, conditions or provisions a default or an event of default under the indenture; provided, however, that with respect to any such additional covenant, restriction, condition or provision, such amendment may provide for a period of grace after default, which may be shorter or longer than that allowed in the case of other defaults, may provide for an immediate enforcement upon such default, may limit the remedies available to the trustee upon such default or may limit the right of holders of a majority in aggregate principal amount of the debt securities of any series to waive such default;
•to provide for the assumption by a successor company of the obligations of the Company under the indenture;
•to add guarantees with respect to the debt securities or to secure the debt securities;
•to make any change that does not adversely affect in any material respect the rights of any holder of the debt securities;
•to add to, change, or eliminate any of the provisions of the indenture with respect to one or more series of debt securities, so long as any such addition, change or elimination not otherwise permitted under the indenture will (a) neither apply to any debt securities of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor modify the rights of the holders of any such debt securities with respect to the benefit of such provision or (b) become effective only when there is no such debt securities outstanding;
•to evidence and provide for the acceptance of appointment by a successor or separate trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the indenture as shall be necessary to provide for or facilitate the administration of the indenture by more than one trustee;
•to add or to change any of the provisions of the indenture to provide that debt securities in bearer form may be registrable as to principal, to change or eliminate any restrictions on the payment of principal or premium with respect to debt securities in registered form or of principal, premium or interest with respect to debt securities in bearer form, or to permit debt securities in registered form to be exchanged for debt securities in bearer form, so as to not adversely affect the interests of the holders of debt securities or any coupons of any series in any material respect or permit or facilitate the issuance of debt securities of any series in uncertificated form;
•in the case of subordinated debt securities, to make any change in the provisions of the indenture or any supplemental indenture relating to subordination that would limit or terminate the benefits available to any holder of senior indebtedness under such provisions (but only if each such holder of senior indebtedness consents to such change);
•to comply with any requirement of the SEC in connection with the qualification of the indenture or any supplemental indenture under the Trust Indenture Act;
•to conform any provision in the indenture or the debt securities to the description of any debt securities in an offering document;
•to approve a particular form of any proposed amendment;
•to provide for the issuance of additional debt securities of any series;
•to establish the form or terms of debt securities and coupons of any series pursuant to the indenture;
•to comply with the rules of any applicable depositary;

•to make any amendment to the provisions of the indenture relating to the transfer and legending of debt securities; provided, however, that (a) compliance with the indenture as so amended would not result in debt securities being transferred in violation of the Securities Act or any other applicable securities law and (b) such amendment does not materially and adversely affect the rights of holders of debt securities to transfer debt securities; or
•to convey, transfer, assign, mortgage or pledge any property to or with the trustee, or to make such other provisions in regard to matters or questions arising under the indenture as shall not adversely affect, in any material respect, the interests of any holders of debt securities of any series.
Mergers and Sales of Assets
The indenture provides that we will not consolidate with or merge with or into, or convey, transfer or lease in one transaction or a series of related transactions, directly or indirectly, all or substantially all of our properties and assets to, another person, unless (i) the resulting, surviving or transferee person, if not TeraWulf Inc., is a person organized and existing under the laws of the United States of America, any state thereof or the District of Columbia; (ii) immediately after giving effect to such transaction, no default or event of default has occurred and is continuing under the indenture; (iii) the resulting, surviving or transferee person, if not TeraWulf Inc., expressly assumes by supplemental indenture in a form satisfactory to the trustee all of our obligations under the debt securities and the indenture; and (iv) we or the successor person has delivered to the trustee the certificates and opinions of counsel required under the indenture.
Upon any such consolidation, merger or transfer, the resulting, surviving or transferee person shall succeed to, and may exercise every right and power of, TeraWulf Inc. under the indenture.
Satisfaction and Discharge of the Indenture; Defeasance
Unless otherwise provided for in the prospectus supplement, the indenture will generally cease to be of any further effect with respect to a series of debt securities if (a) we have delivered to the trustee for cancellation all debt securities of such series (with certain limited exceptions) or (b) all debt securities and coupons of such series not theretofore delivered to the trustee for cancellation will have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year, and we will have irrevocably deposited with the trustee as trust funds the entire amount sufficient to pay at maturity or upon redemption all such debt securities and coupons (and if, in either case, we will also pay or cause to be paid all other sums payable under the indenture by us).
In addition, we will have a “legal defeasance option” (pursuant to which we may terminate, with respect to the debt securities of a particular series, all of our obligations under such debt securities and the indenture with respect to such debt securities) and a “covenant defeasance option” (pursuant to which we may terminate, with respect to the debt securities of a particular series, our obligations with respect to such debt securities under certain specified covenants contained in the indenture). If we exercise our legal defeasance option with respect to a series of debt securities, payment of such debt securities may not be accelerated because of an event of default. If we exercise our covenant defeasance option with respect to a series of debt securities, payment of such debt securities may not be accelerated because of an event of default related to the specified covenants.
The applicable prospectus supplement will describe the procedures we must follow in order to exercise our defeasance options.
Regarding the Trustee
The indenture provides that, except during the continuance of an event of default, the trustee will perform only such duties as are specifically set forth in the indenture. During the existence of an event of default, the trustee may exercise such rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.

The indenture and provisions of the Trust Indenture Act that are incorporated by reference therein contain limitations on the rights of the trustee, should it become one of our creditors, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions with us or any of our affiliates; provided, however, that if it acquires any conflicting interest (as defined in the indenture or in the Trust Indenture Act), it must eliminate such conflict, apply to the SEC for permission to continue, or resign.
Governing Law
The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF DEPOSITARY SHARES
General
We may, at our option, elect to offer fractional shares rather than full shares of the preferred stock of a series. In the event that we determine to do so, we will issue receipts for depositary shares, each of which will represent a fraction (to be set forth in the prospectus supplement relating to a particular series of preferred stock) of a share of a particular series of preferred stock as more fully described below.
The shares of any series of preferred stock represented by depositary shares will be deposited under one or more deposit agreements among us, a depositary to be named in the applicable prospectus supplement, and the holders from time to time of depositary receipts issued thereunder. Subject to the terms of the applicable deposit agreement, each holder of a depositary share will be entitled, in proportion to the applicable fraction of a share of preferred stock represented by the depositary share, to all the rights and preferences of the preferred stock represented thereby (including, as applicable, dividend, voting, redemption, subscription and liquidation rights).
The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of the related series of preferred stock.
The following description sets forth certain general terms and provisions of the depositary shares to which any prospectus supplement may relate. The particular terms of the depositary shares to which any prospectus supplement may relate and the extent, if any, to which such general provisions may apply to the depositary shares so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the depositary shares or the deposit agreement described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement relating to such deposited shares. The forms of deposit agreement and depositary receipt will be filed as exhibits to the documents incorporated or deemed to be incorporated by reference into this prospectus.
The following summary of certain provisions of the depositary shares and deposit agreement does not purport to be complete and is subject to, and is qualified in its entirety by express reference to, all the provisions of the deposit agreement and the applicable prospectus supplement, including the definitions.
Immediately following our issuance of shares of a series of preferred stock that will be offered as fractional shares, we will deposit the shares with the depositary, which will then issue and deliver the depositary receipts to the purchasers thereof. Depositary receipts will only be issued evidencing whole depositary shares. A depositary receipt may evidence any number of whole depositary shares.
Pending the preparation of definitive depositary receipts, the depositary may, upon our written order, issue temporary depositary receipts substantially identical to (and entitling the holders thereof to all the rights pertaining to) the definitive depositary receipts but not in definitive form. Definitive depositary receipts will be prepared thereafter without unreasonable delay, and such temporary depositary receipts will be exchangeable for definitive depositary receipts at our expense.
Dividends and Other Distributions
The depositary will distribute all cash dividends or other cash distributions received in respect of the related series of preferred stock to the record holders of depositary shares relating to the series of preferred stock in proportion to the number of the depositary shares owned by the holders.
In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares entitled thereto in proportion to the number of depositary shares owned by the holders, unless the depositary determines that the distribution cannot be made proportionately among the holders or that it is not feasible to make the distributions, in which case the depositary may, with our approval, adopt any method as it deems equitable and practicable for the purpose of effecting the distribution, including the sale (at public or private sale) of the securities or property thus received, or any part thereof, at the place or places and upon those terms as it may deem proper.
The amount distributed in any of the foregoing cases will be reduced by any amounts required to be withheld by us or the depositary on account of taxes or other governmental charges.
Redemption of Depositary Shares
If any series of the preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from any redemption, in whole or in part, of the series of the preferred stock held by the depositary. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to the series of the preferred stock. If we redeem shares of a series of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing the shares of preferred stock so redeemed. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or substantially equivalent method determined by the depositary.
After the date fixed for redemption, the depositary shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary shares will cease, except the right to receive the monies payable upon redemption and any money or other property to which the holders of the depositary shares were entitled upon such redemption, upon surrender to the depositary of the depositary receipts evidencing the depositary shares. Any funds deposited by us with the depositary for any depositary shares that the holders thereof fail to redeem will be returned to us after a period of two years from the date the funds are so deposited.
Voting the Underlying Preferred Stock
Upon receipt of notice of any meeting at which the holders of any series of the preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary shares relating to the series of preferred stock. Each record holder of the depositary shares on the record date (which will be the same date as the record date for the related series of preferred stock) will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of the series of preferred stock represented by that holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote or cause to be voted the number of shares of preferred stock represented by the depositary shares in accordance with the instructions, provided the depositary receives the instructions sufficiently in advance of the meeting to enable it to so vote or cause to be voted the shares of preferred stock, and we will agree to take all reasonable action that may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will abstain from voting shares of the preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing the preferred stock.
Withdrawal of Stock
Upon surrender of the depositary receipts at the corporate trust office of the depositary and upon payment of the taxes, charges and fees provided for in the deposit agreement and subject to the terms thereof, the holder of the depositary shares evidenced thereby will be entitled to delivery at such office, to or upon his or her order, of the number of whole shares of the related series of preferred stock and any money or other property, if any, represented by the depositary shares. Holders of depositary shares will be entitled to receive whole shares of the related series of preferred stock, but holders of the whole shares of preferred stock will not thereafter be entitled to deposit the shares of preferred stock with the depositary or to receive depositary shares therefor. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of the related series of preferred stock to be withdrawn, the depositary will deliver to the holder or upon his or her order at the same time a new depositary receipt evidencing the excess number of depositary shares.

Amendment and Termination of a Deposit Agreement
The form of depositary receipt evidencing the depositary shares of any series and any provision of the applicable deposit agreement may at any time and from time to time be amended by agreement between us and the depositary. However, any amendment that materially adversely alters the rights of the holders of depositary shares of any series will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares of the series then outstanding. Every holder of a depositary receipt at the time the amendment becomes effective will be deemed, by continuing to hold the depositary receipt, to be bound by the deposit agreement as so amended. Notwithstanding the foregoing, in no event may any amendment impair the right of any holder of any depositary shares, upon surrender of the depositary receipts evidencing the depositary shares and subject to any conditions specified in the deposit agreement, to receive shares of the related series of preferred stock and any money or other property represented thereby, except in order to comply with mandatory provisions of applicable law. The deposit agreement may be terminated by us at any time upon not less than 60 days prior written notice to the depositary, in which case, on a date that is not later than 30 days after the date of the notice, the depositary shall deliver or make available for delivery to holders of depositary shares, upon surrender of the depositary receipts evidencing the depositary shares, the number of whole or fractional shares of the related series of preferred stock as are represented by the depositary shares. The deposit agreement shall automatically terminate after all outstanding depositary shares have been redeemed or there has been a final distribution in respect of the related series of preferred stock in connection with any liquidation, dissolution or winding up of us and the distribution has been distributed to the holders of depositary shares.
Charges of Depositary
We will pay all transfer and other taxes and the governmental charges arising solely from the existence of the depositary arrangements. We will pay the charges of the depositary, including charges in connection with the initial deposit of the related series of preferred stock and the initial issuance of the depositary shares and all withdrawals of shares of the related series of preferred stock, except that holders of depositary shares will pay transfer and other taxes and governmental charges and any other charges as are expressly provided in the deposit agreement to be for their accounts.
Resignation and Removal of Depositary
The depositary may resign at any time by delivering to us written notice of its election to do so, and we may at any time remove the depositary. Any resignation or removal will take effect upon the appointment of a successor depositary, which successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.
Miscellaneous
The depositary will forward to the holders of depositary shares all reports and communications from us that are delivered to the depositary and which we are required to furnish to the holders of the related preferred stock.
The depositary’s corporate trust office will be identified in the applicable prospectus supplement. Unless otherwise set forth in the applicable prospectus supplement, the depositary will act as transfer agent and registrar for depositary receipts and if shares of a series of preferred stock are redeemable, the depositary will also act as redemption agent for the corresponding depositary receipts.

DESCRIPTION OF THE WARRANTS
The following description of the terms of the warrants sets forth certain general terms and provisions of the warrants to which any prospectus supplement may relate. We may issue warrants for the purchase of common stock, preferred stock, debt securities or depositary shares. Warrants may be issued independently or together with common stock, preferred stock, debt securities or depositary shares offered by any prospectus supplement and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the warrant agreement that will be filed with the SEC in connection with the offering of such warrants.
Debt Warrants
The prospectus supplement relating to a particular issue of debt warrants will describe the terms of such debt warrants, including the following:
•the title of such debt warrants;
•the offering price for such debt warrants, if any;
•the aggregate number of such debt warrants;
•the designation and terms of the debt securities purchasable upon exercise of such debt warrants;
•if applicable, the designation and terms of the debt securities with which such debt warrants are issued and the number of such debt warrants issued with each such debt security;
•if applicable, the date from and after which such debt warrants and any debt securities issued therewith will be separately transferable;
•the principal amount of debt securities purchasable upon exercise of a debt warrant and the price at which such principal amount of debt securities may be purchased upon exercise (which price may be payable in cash, securities or other property);
•the date on which the right to exercise such debt warrants shall commence and the date on which such right shall expire;
•if applicable, the minimum or maximum amount of such debt warrants that may be exercised at any one time;
•whether the debt warrants represented by the debt warrant certificates or debt securities that may be issued upon exercise of the debt warrants will be issued in registered or bearer form;
•information with respect to book-entry procedures, if any;
•the currency or currency units in which the offering price, if any, and the exercise price are payable;
•if applicable, a discussion of material United States federal income tax considerations;
•the antidilution or adjustment provisions of such debt warrants, if any;
•the redemption or call provisions, if any, applicable to such debt warrants; and
•any additional terms of such debt warrants, including terms, procedures, and limitations relating to the exchange and exercise of such debt warrants.

Stock Warrants
The prospectus supplement relating to any particular issue of common stock warrants, preferred stock warrants or depositary share warrants will describe the terms of such warrants, including the following:
•the title of such warrants;
•the offering price for such warrants, if any;
•the aggregate number of such warrants;
•the designation and terms of the offered securities purchasable upon exercise of such warrants;
•if applicable, the designation and terms of the offered securities with which such warrants are issued and the number of such warrants issued with each such offered security;
•if applicable, the date from and after which such warrants and any offered securities issued therewith will be separately transferable;
•the number of shares of common stock, preferred stock or depositary shares purchasable upon exercise of a warrant and the price at which such shares may be purchased upon exercise;
•the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;
•if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;
•the currency or currency units in which the offering price, if any, and the exercise price are payable;
•if applicable, a discussion of material United States federal income tax considerations;
•the antidilution provisions of such warrants, if any;
•the redemption or call provisions, if any, applicable to such warrants; and
•any additional terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

DESCRIPTION OF THE RIGHTS
We may issue rights to purchase our common stock. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and one or more banks, trust companies or other financial institutions, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.
The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:
•the date of determining the security holders entitled to the rights distribution;
•the aggregate number of rights issued and the aggregate number of shares of common stock purchasable upon exercise of the rights;
•the exercise price;
•the conditions to completion of the rights offering;
•the date on which the right to exercise the rights will commence and the date on which the rights will expire; and
•any applicable federal income tax considerations.
Each right would entitle the holder of the rights to purchase for cash the principal amount of shares of common stock at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.
If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF THE PURCHASE CONTRACTS
We may issue, from time to time, purchase contracts, including contracts obligating holders to purchase from us and us to sell to the holders, a specified principal amount of debt securities, shares of common stock or preferred stock, depositary shares, government securities, or other securities that we may sell under this prospectus at a future date or dates. The consideration payable upon settlement of the purchase contracts may be fixed at the time the purchase contracts are issued or may be determined by a specific reference to a formula set forth in the purchase contracts. The purchase contracts may be issued separately or as part of units consisting of a purchase contract and other securities or obligations issued by us or third parties, including United States treasury securities, securing the holders’ obligations to purchase the relevant securities under the purchase contracts. The purchase contracts may require us to make periodic payments to the holders of the purchase contracts or units or vice versa, and the payments may be unsecured or prefunded on some basis. The purchase contracts may require holders to secure their obligations under the purchase contracts.
The prospectus supplement related to any particular purchase contracts will describe, among other things, the material terms of the purchase contracts and of the securities being sold pursuant to such purchase contracts, a discussion, if appropriate, of any special United States federal income tax considerations applicable to the purchase contracts and any material provisions governing the purchase contracts that differ from those described above. The description in the prospectus supplement will not necessarily be complete and will be qualified in its entirety by reference to the purchase contracts, and, if applicable, collateral arrangements and depositary arrangements, relating to the purchase contracts.

DESCRIPTION OF THE UNITS
We may, from time to time, issue units comprised of one or more of certain other securities that may be offered under this prospectus, in any combination. Each unit may also include debt obligations of third parties, such as U.S. Treasury securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date.
Any prospectus supplement related to any particular units will describe, among other things:
•the material terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
•any material provisions relating to the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;
•if appropriate, any special United States federal income tax considerations applicable to the units; and
•any material provisions of the governing unit agreement that differ from those described above.

PLAN OF DISTRIBUTION
We may offer and sell the securities in any one or more of the following ways:
•to or through underwriters, brokers or dealers;
•directly to one or more other purchasers;
•through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
•through agents on a best-efforts basis; or
•otherwise through a combination of any of the above methods of sale.
In addition, we may enter into option, share lending or other types of transactions that require us to deliver shares of common stock to an underwriter, broker or dealer, who will then resell or transfer the shares of common stock under this prospectus. We may also enter into hedging transactions with respect to our securities. For example, we may:
•enter into transactions involving short sales of the shares of common stock by underwriters, brokers or dealers;
•sell shares of common stock short and deliver the shares to close out short positions;
•enter into option or other types of transactions that require us to deliver shares of common stock to an underwriter, broker or dealer, who will then resell or transfer the shares of common stock under this prospectus; or
•loan or pledge the shares of common stock to an underwriter, broker or dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.
We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post- effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.
Each time we sell securities, we will provide a prospectus supplement that will name any underwriter, dealer or agent involved in the offer and sale of the securities. The prospectus supplement will also set forth the terms of the offering, including:
•the purchase price of the securities and the proceeds we will receive from the sale of the securities;
•any underwriting discounts and other items constituting underwriters’ compensation;
•any public offering or purchase price and any discounts or commissions allowed or re-allowed or paid to dealers;
•any commissions allowed or paid to agents;

•any other offering expenses;
•any securities exchanges on which the securities may be listed;
•the method of distribution of the securities;
•the terms of any agreement, arrangement or understanding entered into with the underwriters, brokers or dealers; and
•any other information we think is important.
If underwriters or dealers are used in the sale, the securities will be acquired by the underwriters or dealers for their own account. The securities may be sold from time to time by us in one or more transactions:
•at a fixed price or prices that may be changed;
•at market prices prevailing at the time of sale;
•at prices related to such prevailing market prices;
•at varying prices determined at the time of sale; or
•at negotiated prices.
Such sales may be effected:
•in transactions on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;
•in transactions in the over-the-counter market;
•in block transactions in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses, in which the same broker acts as an agent on both sides of the trade;
•through the writing of options; or
•through other types of transactions.
The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in the prospectus supplement, the obligations of underwriters or dealers to purchase the securities offered will be subject to certain conditions precedent and the underwriters or dealers will be obligated to purchase all the offered securities if any are purchased. Any public offering price and any discount or concession allowed or reallowed or paid by underwriters or dealers to other dealers may be changed from time to time.
Any shares of common stock covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus. Any shares of common stock offered under this prospectus will be listed on The Nasdaq Stock Market LLC (or other such exchange or automated quotation system on which the common stock is listed), subject to official notice of issuance.
The securities may be sold directly by us or through agents designated by us from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth in, the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.
Offers to purchase the securities offered by this prospectus may be solicited, and sales of the securities may be made by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. The terms of any offer made in this manner will be included in the prospectus supplement relating to the offer.
If indicated in the applicable prospectus supplement, underwriters, dealers or agents will be authorized to solicit offers by certain institutional investors to purchase securities from us pursuant to contracts providing for payment and delivery at a future date. Institutional investors with which these contracts may be made include, among others:
•commercial and savings banks;
•insurance companies;
•pension funds;
•investment companies; and
•educational and charitable institutions.
In all cases, these purchasers must be approved by us. Unless otherwise set forth in the applicable prospectus supplement, the obligations of any purchaser under any of these contracts will not be subject to any conditions except that (a) the purchase of the securities must not at the time of delivery be prohibited under the laws of any jurisdiction to which that purchaser is subject, and (b) if the securities are also being sold to underwriters, we must have sold to these underwriters the securities not subject to delayed delivery. Underwriters and other agents will not have any responsibility in respect of the validity or performance of these contracts.
Some of the underwriters, dealers or agents used by us in any offering of securities under this prospectus may be customers of, engage in transactions with, and perform services for us or affiliates of ours in the ordinary course of business. Underwriters, dealers, agents and other persons may be entitled under agreements which may be entered into with us to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to be reimbursed by us for certain expenses.
Subject to any restrictions relating to debt securities in bearer form, any securities initially sold outside the United States may be resold in the United States through underwriters, dealers or otherwise.
Any underwriters to which offered securities are sold by us for public offering and sale may make a market in such securities, but those underwriters will not be obligated to do so and may discontinue any market making at any time.
The anticipated date of delivery of the securities offered by this prospectus will be described in the applicable prospectus supplement relating to the offering.
To comply with the securities laws of some states, if applicable, the securities may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

LEGAL MATTERS
Unless otherwise indicated in the applicable prospectus supplement, certain legal matters will be passed upon for us by Paul, Weiss, Rifkind, Wharton & Garrison LLP, New York, New York. If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel for underwriters, dealers or agents, if any, such counsel will be named in the prospectus supplement relating to such offering.
EXPERTS
The financial statements of TeraWulf Inc. as of December 31, 2023 incorporated in this registration statement by reference have been audited by RSM US LLP, an independent registered public accounting firm, as stated in their report thereon, incorporated herein by reference, and have been incorporated in this registration statement in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

64,138,534 Shares of Common Stock

PROSPECTUS SUPPLEMENT

March 14, 2025